UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of Earliest Event Reported): November 4, 2004


                          HALIFAX CORPORATION
        (Exact name of registrant as specified in its charter)


      Virginia             1-08964               54-0829246
  (State or other       (Commission File      (I.R.S. Employer
  jurisdiction of           Number)         Identification No.)
   incorporation)

      5250 Cherokee Avenue, Alexandria, Virginia            22312
      (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:  (703) 658-2400

                              N/A
Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

The following information is being provided pursuant to Item 2.02. Such information, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On November 4, 2004, Halifax Corporation issued a press release reporting its results for the second quarter of fiscal year 2005. A copy of this press release is attached hereto as an exhibit and is incorporated herein by reference.

FOREWARD-LOOKING STATEMENTS

Some of the information in this report on Form 8-K or the documents incorporated by reference in this report on Form 8-K may contain forward-looking statements. You can identify these statements by words or phrases such as "will likely result," "may," "are expected to," "will continue to," "is anticipated," "estimate," "projected," "intends to" or other similar words. These forward-looking statements regarding our business and prospects are based upon numerous assumptions about future conditions, which may ultimately prove to be inaccurate. Actual events and results may materially differ from anticipated results described in those statements. Forward-looking statements involve risks and uncertainties described in the Form 8-K, which could cause our actual results to differ materially from historical earnings and those presently anticipated. When considering forward-looking statements, you should keep those risk factors in mind as well as the other cautionary statements in this report on Form 8-K. You should not place undue reliance on any forward-looking statements.


Item 9.01 Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired

               None.

          (b)  Pro-forma Financial Information

               None.

          (c)  Exhibits

               99.1  Press Release dated November 4, 2004

                               SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HALIFAX CORPORATION



Date:  November 4, 2004            By:  /s/Joseph Sciacca
                                        Joseph Sciacca
                                        Vice President, Finance & CFO

                             EXHIBIT INDEX




Exhibit No.                   Description

     99.1                     Press Release dated November 4, 2004